Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CopyTele, Inc.

We consent to the use of our report dated January 29, 2010, with respect to the consolidated balance sheet of CopyTele, Inc. and subsidiaries as of October 31, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Melville, New York
July 20, 2010